Saker Aviation Services, Inc. Announces Financial Results for Year Ended December 31, 2011

Revenue Rises 33.2% to $16.1 Million

Pre-Tax Income of $1,104,000 in 2011 Compared to $963,000 in 2010

WILKES-BARRE, Pa. and SCRANTON, Pa., March 27, 2012 /PRNewswire/ -- Saker Aviation Services, Inc. (SKAS.OB), an aviation services company specializing in ground-based services to the general aviation marketplace, today announced its financial results for the year ended December 31, 2011.

Revenue increased by 33.2 percent to approximately $16,089,000 for the year ended December 31, 2011 as compared with corresponding prior-year period revenue of approximately $12,080,000. The primary driver of the increase was the revenue associated with the operation of the Downtown Manhattan Heliport, which increased by 40.3 percent to approximately $9,400,000. The increase in revenue associated with the Heliport was in large part impacted by the introduction of fuel sales, which were initiated in September 2010 and, consequently, represent revenue in the full year ended December 31, 2011 with a limited comparison during the same period in 2010. A portion of the increase was also associated with the growth in helicopter landings and passenger counts at the Heliport in the year ended December 31, 2011 as compared to the same period in the prior year.

Pre-tax income for the year ended December 31, 2011 was approximately $1,104,000, as compared to approximately $963,000 in the same period in 2010, an increase of approximately $141,000 or 14.6 percent.

Net income for the twelve month periods ended December 31, 2011 and 2010 was approximately $404,000 and $1,473,000, respectively. The decrease is related to charges for income tax expense of approximately $700,000 in the twelve months ended December 31, 2011 as compared to an income tax benefit of approximately $509,000 in the twelve months ended December 31, 2010.

"We are extremely pleased to post our second consecutive year of increased revenue and sustained profitability," stated Ron Ricciardi, the Company's President and CEO. "Our heliport continues its outstanding performance and our traditional FBOs show indications of rebounding from the macro-economic market conditions of the past few years. Fuel is an important portion of our revenue. At the heliport, a full-year of fuel sales had a significant impact on year-over-year revenue. But, it's important to note that revenue at the heliport was up across all of our business metrics. The traditional FBOs experienced overall fuel volume growth for the first time in a couple of years. We also experienced higher fuel costs in 2011. We generally price our fuel products on a fixed dollar margin basis. As the cost of fuel increases, the corresponding customer price increases as well. If volume is constant, this methodology yields higher revenue but at comparable gross margins."

"We remain mindful of the need to control costs," added Director of Operations, Linda Steventon. "Some costs rise in direct proportion to the activities that drive revenue. We are focused on how efficiently we manage increased revenue and the associated costs to help ensure that we're as profitable as possible. We've also emphasized employee training and development to enhance our professional image and deliver the highest levels of customer satisfaction. We look forward to demonstrating our capabilities again in 2012 and beyond."

The Company also reported Adjusted EBITDA(1) of $1,547,935 for the year ended December 31, 2011, an improvement of approximately $244,000 or 18.7 percent as compared to Adjusted EBITDA of $1,304,233 in the year ended December 31, 2010. Please see footnote 1 below for the Company's definition of Adjusted EBITDA, a description of why the Company uses Adjusted EBITDA and important disclaimers regarding Adjusted EBITDA, which is a non-GAAP measure. A reconciliation of Adjusted EBITDA to the appropriate GAAP measure is also included in footnote 1.

About Saker Aviation Services, Inc.
Saker Aviation Services (www.SakerAviation.com) provides Fixed Base Operations ("FBO") flight support services through a growing chain of US based facilities. Products include, but are not limited to, aircraft fueling, maintenance, hangar/tie-down, and pilot support services.

Note Regarding Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. These statements may include projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, repayment of debt, other financial items, statements regarding our plans and objectives for future operations, acquisitions, divestitures and other transactions, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements and statements other than statements of historical fact.

Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company therefore cautions readers of this press release against relying on any of these forward-looking statements because they are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company's services and pricing, general economic conditions, its ability to raise additional capital, its ability to obtain the various approvals and permits for the acquisition and operation of FBOs and the other risk factors contained under Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011..

Any forward-looking statement made in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time and it is not possible to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

- FINANCIAL TABLES TO FOLLOW -

(1) Explanation of Adjusted EBITDA, a Non-GAAP Financial Measure

The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, as adjusted for stock based compensation expense and other income. The Company believes that Adjusted EBITDA, which is a financial measure that is not defined by Generally Accepted Accounting Principles ("GAAP"), is a useful performance metric because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures such as Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of net income to Adjusted EBITDA is as follows for the years ended December 31, 2011 and 2010.

	For the Years Ended December 31,
	2011	2010

Net income (loss)	$404,496	$1,472,925

Non-cash and/or one-time charges and credits
Other expense (income)	(23,657)	104
Interest expense	127,734	172,961
Interest (income)	(31,769)	(40,632)
Income tax expense (benefit)	700,000	(509,000)
Stock compensation expense	13,087	18,773
Depreciation and amortization	358,044	189,102

Adjusted EBITDA	$1,547,935	$1,304,233

CONTACT: Ronald J. Ricciardi, President & CEO, Saker Aviation Services, Inc., +1-570-457-3400, RRicciardi@SakerAviation.com